UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Private Equity Fund Investment

On August 4, 2015 (the “Closing Date”), NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through PE Investments XIII NT-II, LLC, a subsidiary of NorthStar Real Estate Income Operating Partnership II, LP ( the “Operating Partnership”), acquired from an unaffiliated private foundation (the “Seller”) limited partnership interests in three real estate private equity funds (the “Fund Interests”) comprised of a diversified portfolio of real estate assets with an aggregate reported net asset value of $29.3 million (the “Valuation Date NAV”) as of December 31, 2014 (the “Valuation Date”).

Pursuant to the purchase and sale agreement (the “Purchase and Sale Agreement”) entered into with the Seller, NorthStar Income II paid $23.3 million (the “Purchase Price”) to the Seller, plus a portion of the closing costs, to acquire all of the Fund Interests. In connection with the transaction, NorthStar Income II made an initial payment totaling $9.5 million on the Closing Date, and will make an additional payment totaling $13.9 million 12 months following the Closing Date. For each Fund Interest that closed, NorthStar Income II is entitled to receive all distributions of cash flow and return of capital attributable to such Fund Interest from and after the Valuation Date.  Any distributions of cash flow and return of capital attributable to the Fund Interests between the Valuation Date and the Closing Date were ultimately reflected in the Purchase Price. Further, NorthStar Income II is obligated to fund all future capital contributions required from and after the Valuation Date for each acquired Fund Interest. Although NorthStar Income II’s maximum capital contribution requirement is approximately $2.6 million, it does not expect to fund any additional capital contributions over the course of the investment. The Operating Partnership signed the Purchase and Sale Agreement as guarantor and guaranteed the obligations of NorthStar Income II under the Purchase and Sale Agreement.

Hotel Loan Origination

On August 5, 2015, NorthStar Income II, through a subsidiary of the Operating Partnership, originated a $12.0 million senior mortgage loan (the “Senior Loan”) secured by a 128-room select service hotel located in Wisconsin Dells, Wisconsin (the “Property”). NorthStar Income II funded the Senior Loan with proceeds from its ongoing initial public offering.

The Property is centrally located with access to major freeways and is in close proximity to various leisure and tourist locations. Additionally, the Property is the only Hilton asset within a 50-mile radius and benefits from the strength of Hilton's reservation network. The Property has undergone $1.6 million in capital improvements over the last three years, and the borrower plans to invest an additional $1.6 million in planned property improvements during the term of the Senior Loan, including upgrades to guestrooms, meeting rooms, fitness areas and the lobby. The borrower is an affiliate of Ashford Hospitality Trust, Inc., a publicly-traded hospitality REIT with approximately $4.8 billion of assets including 86 hotels across the United States.

The Senior Loan bears interest at a floating rate of 4.95% over the one-month London Interbank Offered Rate. The Senior Loan was originated at a 0.50% discount and NorthStar Income II will earn an exit fee equal to 0.50% of the outstanding amount of the Senior Loan at the time of repayment. The Senior Loan is currently unlevered and NorthStar Income II intends to finance the Senior Loan with one of its credit facilities in the future.

The initial term of the Senior Loan is 36 months, with two 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Senior Loan may be prepaid during the first 18 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 18. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.

The loan-to-value ratio (“LTV Ratio”) of the Senior Loan is approximately 79%. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the Property at the time of origination.
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the actual amount of capital contributions that NorthStar Income II is required to fund; the timing and amount of distributions from the Fund Interests; whether the Valuation Date NAV as of December 31, 2014 reflects the fair value of the Fund Interests on such date; the performance of the underlying real estate private equity funds; future property values; changes in market rates for commercial properties located in Wisconsin Dells; the ability of the borrower of the Senior Loan to comply with the terms, including financial and other covenants, of the loan agreement; the Senior Loan borrower's ability to complete planned capital improvements to the Property; whether the Property will continue to benefit from the strength of Hilton's reservation network; whether the Senior Loan borrower determines to extend the Senior Loan; NorthStar Income II’s ability to finance the Senior Loan on a credit facility; the impact of any losses from NorthStar Income II’s investments on cash flow and returns; the impact of leverage, including the leverage associated with the assets in the underlying real estate private equity funds, on investment performance; property level cash flow; changes in economic conditions generally and the real estate and debt markets specifically; availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: August 10, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

4